Rule 424(b)(2)
	Registration Nos. 333-14791
	NASD File No. 961029005

PRICING SUPPLEMENT NO. 242
Dated April 4 1997, to Prospectus
Supplement dated February 5, 1997
and Prospectus dated October 31, 1996

	   LEHMAN BROTHERS HOLDINGS INC.
	Medium-Term Notes, Series E
	(Floating Rate)
       Due from Nine Months to 30 years from Date of Issue

Price to Public: 100%   Initial Interest Rate: Fed Funds Effective
 Commission: .35%                              Telerate pg 120
	               posted on 4/09/97
Interest Rate Basis:
(  ) Treasury Rate	 Original Issue Date: 4/10/97
( ) LIBOR - 3 month	 Maturity Date: 4/10/00
(  ) Commercial Paper Rate	 Maximum Interest Rate:______%
( X) Federal Funds Effective Rate	 Minimum Interest Rate:______%
(  ) Prime Rate 	 Spread Multiplier:__________%
(  ) Other 	 Spread (+ -) +.28%

Index Maturity: Daily

Interest Payment Period:	 Quarterly

Interest Reset Period:	Daily

Interest Reset Dates:	Daily-Rate will freeze two business days prior
to coupon payment dates.

Interest Determination Dates: One (1) NY business days prior
						to interest reset dates

Interest Payment Dates: 	1/10, 4/10, 7/10, and 10/10 and at maturity

The aggregate principal amount of this offering is $50,000,000 and relates only to Pricing Supplement No. 242. Medium-Term Notes, Series E may be issued by the company in aggregate principal amount of up to $9,517,500,000 and, to date, including this offering, an aggregate of $8,182,825,000 Medium-Term Notes, Series E has been issued and $4,582,390,000 are outstanding.